                                                                  EXHIBIT (5)(c)

                                   SCHEDULE B
                           TO INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                          FOR SCHWAB ANNUITY PORTFOLIOS
                               AMENDED MAY 1, 1997



                  THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN
                  ARREARS:




FUND                                            FEE


Schwab Money Market Portfolio                   Forty-six one-hundredths of one percent (0.46%) of the Fund's average daily net assets not in excess of $1 billion,
                                                forty-five one-hundredths of one percent (0.45%) of such net assets over $1 billion and not in excess of $3 billion, forty one-hundredths of one percent (0.40%) of such net assets over
                                                $3 billion but not in excess of $10 billion, thirty-seven
                                                one-hundredths of one percent (.37%) of such net assets over
                                                $10 billion but not in excess of $20 billion and thirty-four one-hundredths of one percent (.34%) of such net assets over
                                                $20 billion.




Schwab Asset Director-High Growth Portfolio     Seventy-four one-hundredths of one percent (0.74%) of the
                                                Fund's average daily net assets not in excess of $1 billion, sixty-nine one-hundredths of one percent (0.69%) of such net assets over $1 billion and not in excess of $2 billion and sixty-four one-hundredths of one percent (0.64%) of such net assets over $2 billion.


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
FUND                                                          FEE


Schwab S&P 500 Portfolio                                      Thirty-six one-hundredths of one percent (0.36%) of the Fund's average daily net assets not in excess of $1 billion,
                                                              thirty-three one-hundredths of one percent (0.33%) of such net assets over $1 billion and not in excess of $2 billion and thirty-one one-hundredths of one percent (0.31%) of such net assets over $2 billion.


                            SCHWAB ANNUITY PORTFOLIOS


                         By:/s/ Timothy F. McCarthy
                         Name:       Timothy F. McCarthy
                         Title:      President and Trustee




                            CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


                         By:/s/ William J. Klipp
                         Name:       William J. Klipp
                         Title:      President and Chief Investment Officer


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